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Exhibit 23




CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-84698, No. 333-38571, No. 333-49900 and No.
333-04789) of Quality Dining, Inc. of our report dated December 23, 2003, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.



PricewaterhouseCoopers LLP
Chicago, Illinois
January 21, 2004